CorMedix Provides an Update on CE Marking Process for Neutrolin® in the EU

Commercial Launch Targeted for 4Q2012/1Q2013

Bridgewater, New Jersey, June 14, 2012 (Business Wire) – CorMedix Inc. (“CorMedix”) (NYSE Amex: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of Cardiorenal disease, announces the receipt of a request for additional information and data, including six month stability data on the third and final test batch from TUV-SUD (the Testing and Certification Group) and MEB-Netherlands (the Competent Authority) on the CE Mark application for Neutrolin® in the EU. Upon delivery of the requested information, the Company believes that Neutrolin® will enter a third and final round of review to finalize the CE Mark.  CorMedix anticipates providing such additional information and data in late 3Q or early 4Q 2012.  As a result, CorMedix now anticipates a final review and determination regarding its CE Mark application by the end of 4Q 2012.

CorMedix is currently in the final stages of completing its commercialization plan and is in discussions with several potential partners regarding the launch of Neutrolin® in Europe.  Based on the status of such discussions CorMedix continues to target a commercial launch for 4Q 2012 / 1Q 2013.

CorMedix will host a conference call with Richard M. Cohen and Randy Milby, the CEO and COO of the Company and Matthew P. Duffy, a member of CorMedix's Board who is leading the company's commercial planning. The call will be held at 9:00AM, US EST June 15, 2012. The Dial-In number is 866-866-1333 or 404-260-1421.

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac and renal dysfunction, also known as cardiorenal disease. CorMedix most advanced product candidate: CRMD003 (Neutrolin®) for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; the risks and uncertainties associated with: CorMedix’s ability to manage its limited cash resources, obtaining additional financing to support CorMedix's research and development and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates, including CE Marking for Neutrolin® in Europe; CorMedix's ability to enter into and maintain collaborations with third parties for its development programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; CorMedix's' dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to CorMedix; and CorMedix's ability to maintain listing on NYSE Amex. These and other risks are described in greater detail in CorMedix's filings with the Securities and Exchange Commission. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contacts:

Randy Milby

Chief Operating Officer

CorMedix Inc.

908-517-9489

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